UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 20, 2003

PUROFLOW INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction or incorporation)

0-5622	13-1947195

(Commission File Number)	(I.R.S. Employer I.D. Number)

One Church Street Suite 302 Rockville, MD	20850

(Address of Principal Executive Offices)	(Zip Code)

(301) 315-0027

(Registrant's telephone number; including area code)

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

          Puroflow Incorporated (the "Company") has dismissed Rose, Snyder & Jacobs, a Corporation of Certified Public Accountants ("RS&J"), as the Company's principal accountants. The decision to dismiss RS&J was approved by the Audit Committee of the Company on May 19, 2003, and RS&J was notified of the decision on May 20, 2003. The Company found no fault with the services rendered by RS&J to the Company. Rather, the Company believes that RS&J is not equipped to audit the newly-established national operations of the Company.

          During the Company's two most recently completed fiscal years and the subsequent interim period preceding the decision to change principal accountants, there were no disagreements with RS&J on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of RS&J, would have caused it to make references to the subject matter of the disagreement in connection with its report. RS&J's reports on the Company's financial statements for the past two years did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the Company's two most recently completed fiscal years and the subsequent interim period preceding the decision to change principal accountants, there were no reportable events as defined in Regulation S-K Item 304(a)(1)(v).

          The Company requested RS&J to furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of that letter dated May 20, 2003 is filed as Exhibit 16.1 to this Form 8-K.

          On May 19, 2003, Ernst & Young LLP ("E&Y") was engaged as the Company's new principal accountants. During the Company's two most recent fiscal years and the subsequent interim period prior to engaging E&Y, neither the Company nor anyone on its behalf consulted with E&Y regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report nor oral advice was provided to the Company by E&Y that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUROFLOW INCORPORATED
Date: May 20, 2003
BY /s/ H. Haywood Miller, III
H. Haywood Miller, III
Executive Vice President and Secretary

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter to the Registrant from Rose, Snyder & Jacobs, a Corporation of Certified Public Accountants, dated May 20, 2003 regarding change in Certifying Accountant